This is to certify that:

The following statement is made by the undersigned pursuant to the provisions of N.J.R.S. 56:1-1 et seg. (“Business and Partnership Names”)

1.	The name under which the business is now or is about to be conducted is
Designs by Bergio

2.	The nature of the business is
Jewelry Designs and Sales

3.	The place where the said business is now or is about to be conducted is
112 5th Ave
Hawthorne, NJ 07506

4.
The full name and residence or post-office address of each person connected with the said business as a member of the firm, partner or owner or the full name and post-office address of the Corporation conducting or about to conduct the said business is

Diamond Information Institute, Inc.
112 5th Ave.
Hawthorne, NJ 07506

The persons, corporation, partners or members of the firm or partnership conducting or transacting the business, who are no resident in this State, do hereby constitute the Clerk of the County wherein this Certificate is filed and said Clerk’s successors in office, the true and lawful attorney of such nonresident persons, corporation, partners, or members of the firm or partnership, upon whom all original process in an action or legal proceedings against said firm, partnership or corporation for any debt, damage, or liability contracted or incurred by them or it, in or growing out of the conduct or transaction of said business, may be served, and agree that such original process, which may be served upon the County Clerk shall be of the same force and validity as if served upon said nonresident persons, corporation, partners or members of the firm or partnership, and the authority hereof shall, as to such nonresidents, continue in force so long as they or it shall do, conduct or transact the said business in this State under such name.

Witnessed or Attested by:

_____________________                             /s/ Berj Abajian___________

                             ________________________

Dated:             1/31/1997                               ________________________

                             ________________________

State of New Jersey } County of Passic }

Being duly sworn, day Berj Abajian the persons, or if a Corporation, that they are the owner and director respectively of the Corporation, named in the foregoing certificate, and the statements contained therein are true.

Sworn to and Subscribed before me this            /s/ Berj Abajian______

31 day of January 1997                                       __________________

/s/ Barbara Riedener                                            __________________

[SEAL] Barbara Riedener
Notary Public of New Jersey
My Commission Expires April 1998